Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 033-65417) and Form S-8 (No. 333-95343) of Alliance Financial Corporation of our reports dated March 13, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Livingston, New Jersey

March 13, 2008